Exhibit 99.1

COMPANY PRESS RELEASE

Arête Industries, Inc. Announces Acquisition of Gas Pipeline.

For Immediate Release

Tuesday, September 13, 2006

WESTMINISTER, Colorado, September 13, 2006 (PR Newswire) Arête Industries, Inc. (Pink Sheet, Inc.: ARET) announces the purchase of a pipeline and change in trading status.

Arête Industries, Inc. announced today the purchase of the TOP Gathering System located in Campbell County, Wyoming for $330,000 cash from PRB Energy, Inc.. The TOP system was constructed in late 2001 and began operations early in 2002. The system consists of 4.5 miles of 8-inch coated steel pipeline. The pipeline services producers of coal-bed methane in the Powder River Basin and is currently gathering from 33 wells operated by an independent natural gas company, transporting approximately 1.25 million cubic feet of gas per day. The gathering system has a current throughput capacity of approximately 4 to 30 million cubic feet (“MMcf”) of gas per day based on the compression attached to the pipeline. Our current fees of transportation will average $0.80 per thousand cubic feet (“Mcf”) and gathering fees are subject to contracts that expire 2012. Arête is in negotiations with the well owners and leaseholders of the current wells attached to the pipeline to purchase or participate in the development of the other gas zones in the region. The pipeline has capacity of three times as much gas as is presently being delivered, based on current compression, and developing the present leases would help fill that capacity. The purchase of the pipeline is part one of Arête’s four part program of merging and acquiring operations. The pipeline will provide cash flow for Arête to raise money to pay off the remaining debt, purchase working interests and complete the merger of oil & gas properties it has been negotiating for. The funds for the pipeline have been provided by directors of the Company and no plan has been finalized on the repayment of the funds.

The Company received a letter from The Nasdaq Stock Market on August 23, 2006, informing the Company that the Company was delinquent in its reporting obligations because of a late filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 with the U.S. Securities and Exchange Commission, which resulted in the Company's non-compliance with Nasdaq's timely filing requirement for a 12b - 2 company. The Nasdaq further advised that pursuant to Rule 6530 (c), the securities of the Company are not eligible for quotation on the OTC Bulletin Board and therefore will be removed effective September 13, 2006.On August 24, 2006 the Company submitted a request for a hearing to the NASDAQ. On September 6, 2006 the Company had an oral hearing date and the results were that due to the facts and the Company being a 12b - 2 company with no assets or operations the decision was that the Company is not eligible to trade on the OTCBB and the Company such reapply when they are eligible or one years which ever is sooner. The Company will trade on the Pink Sheet exchange under the symbol ARET and plans to apply to the OTCQX for listing when they begin operations on January 1, 2007.

Statement as to Forward Looking Statements.

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Arête’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, Arête’s inability to meet the conditions to acquiring its current business including providing financing to provide for servicing current and new contracts; unexpected difficulties encountered in the investment market, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in their businesses that are detailed in their Securities and Exchange Commission ("SEC") filings.

For Further Information Contact:

Company Contact: Arete Industries, Inc.
Charles Gamber, CEO
Email: ir@areteindustries.com
Arête Industries, Inc.
P. O. Box 141
Westminster, Colorado 80033
Voice: 303-652-3113

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